Exhibit 4.3
Execution Version

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT
made by
REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower,
and the Subsidiary Guarantors party hereto
in favor of
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent
Dated as of August 6, 2019

Doc#: Europe1:2100866v7

Table of Contents
Page

Section 1.	DEFINED TERMS 1

1.1	Definitions 1

1.2	Other Definitional Provisions 5

Section 2.	GUARANTEE 5

2.1	Guarantee 5

2.2	Right of Contribution 6

2.3	No Subrogation 6

2.4	Amendments, etc. with respect to the Secured Obligations 7

2.5	Guarantee Absolute and Unconditional 7

2.6	Reinstatement 8

2.7	Payments 8

Section 3.	GRANT OF SECURITY INTEREST 8

3.1	Grant of Security Interests 8

3.2	Conflicts 10

Section 4.	REPRESENTATIONS AND WARRANTIES 10

4.1	Representations in Credit Agreement 10

4.2	Title; No Other Liens 10

i

4.3	[Reserved]. 11

4.4	Names; Jurisdiction of Organization 11

4.5	Pledged Securities 11

4.6	Intellectual Property 11

4.7	Commercial Tort Claims 12

Section 5.	COVENANTS 12

5.1	Covenants in Credit Agreement 12

5.2	Investment Property 12

5.3	[Reserved] 13

5.4	Perfection Exclusions 13

5.5	Intellectual Property 13

Section 6.	REMEDIAL PROVISIONS 15

6.1	Certain Matters Relating to Receivables 15

6.2	Communications with Obligors; Grantors Remain Liable 16

6.3	Pledged Securities 16

6.4	Intellectual Property 18

6.5	Proceeds to be Turned Over To Collateral Agent 19

6.6	Application of Proceeds 19

6.7	Code and Other Remedies 20

6.8	Sale of Pledged Stock 21

6.9	Deficiency 21

Section 7.	THE COLLATERAL AGENT 22

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc. 22

7.2	Duty of Collateral Agent 23

7.3	Execution of Financing Statements 24

7.4	Authority of Collateral Agent 24

Section 8.	MISCELLANEOUS 24

8.1	Amendments in Writing 24

8.2	Notices 24

8.3	No Waiver by Course of Conduct; Cumulative Remedies 25

8.4	Enforcement Expenses; Indemnification 25

8.5	Successors and Assigns 25

8.6	Set-Off 25

8.7	Counterparts 26

8.8	Severability 26

8.9	Section Headings 26

8.10	Integration 26

8.11	GOVERNING LAW 26

8.12	Submission To Jurisdiction; Waivers 26

8.13	Acknowledgements 28

8.14	Additional Guarantors and Grantors 28

8.15	Releases 28

8.16	WAIVER OF JURY TRIAL 29

8.17	Delegation by each Non-US Guarantor 30

8.18	Judgment Currency 30

SCHEDULES
Schedule 1    [Reserved]
Schedule 2    Investment Property
Schedule 3    Legal Name and Jurisdictions of Organization
Schedule 4    [Reserved]
Schedule 5    Commercial Tort Claims
ANNEXES
Annex I    Assumption Agreement
Annex II    Form of Copyright Security Agreement
Annex III    Form of Patent Security Agreement
Annex IV    Form of Trademark Security Agreement

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT
TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 6, 2019, made by each of the signatories hereto, in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Term Credit Agreement, dated as of August 6, 2019 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors and Guarantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.	DEFINED TERMS
1.1    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “Account Debtor”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixtures”, “General

Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Securities Account”, “Securities Intermediary”, “Security”, “Supporting Obligation”, and “Uncertificated Security”.
(b)    The following terms shall have the following meanings:
“ABL Collateral Agent”: the meaning assigned to the term “ABL Agent” in the ABL Intercreditor Agreement.
“ABL Facility First Priority Collateral”: as defined in the ABL Intercreditor Agreement.
“Agreement”: this Term Loan Guarantee and Collateral Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.
“Borrower”: as defined in the preamble hereto.
“Borrower Credit Agreement Obligations”: the meaning assigned to the term “Obligations” in the Credit Agreement.
“Collateral”: as defined in Section 3.1.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.5.
“Copyright Licenses”: with respect to any Grantor, all written license agreements, now or hereafter in effect, granting to or from Grantor any right under any Copyright.
“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any foreign counterparts thereof, including, without limitation, those United States registrations, recordings, supplemental registrations and pending applications of Grantors listed in Schedule A to each short-form copyright security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j) and (ii) the right to obtain all renewals thereof.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of ABL Priority Claims”: as defined in the ABL Intercreditor Agreement.
“Excluded Accounts”: (a) any Deposit Account used solely for: (i) funding payroll or segregating payroll taxes or funding other employee wage or benefit payments in the ordinary course of business, (ii) segregating 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case for payment in accordance with any applicable laws or (iii) any zero-balance disbursement accounts, (b) any Deposit Account or Securities Account the funds in which consist solely of funds held by the Borrower or any Subsidiary on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Borrower, any Subsidiary or any Permitted Investor and (c) any Deposit Account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted under the Credit Agreement.
“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided in Section 8.14.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
“Guarantors”: the collective reference to the Subsidiary Guarantors that may become a party hereto as provided herein.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, trade names, domain names, know-how and processes, all rights to sue at law or in equity for any infringement, dilution, misappropriation or other violation thereof, including the right to receive all Proceeds and damages therefrom.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“Issuers”: the collective reference to each issuer of a Pledged Security.
“Material Intellectual Property”: any Intellectual Property included in the Collateral that is owned by or exclusively licensed to any Grantor and is material to the business of the Borrower and its Subsidiaries, taken as a whole.
“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law,

any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“Non-US Guarantor”: any Guarantor not organized under the laws of any jurisdiction within the United States.
“Patent License”: with respect to any Grantor, all written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right in or to any Patent.
“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, and all applications for the issuance thereof, including, without limitation, those United States patents and patent applications of Grantors referred to in Schedule A to each short-form patent security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j), (ii) all continuations, divisions, continuations-in-part or renewals thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor in excess of $10,000,000 in the aggregate for all such notes (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) other than Excluded Collateral.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Collateral.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance (including, without limitation, any Account). References herein to Receivables shall include any Supporting Obligations or collateral securing such Receivable.
“Secured Obligations”: (i) the Borrower Credit Agreement Obligations and (ii) the Guarantor Obligations.
“Securities Act”: the Securities Act of 1933, as amended.

“Trademark License”: with respect to any Grantor, all written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right to use any Trademark.
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, service marks, logos and other source or business identifiers, designs and general intangibles of like nature, all goodwill associated therewith or symbolized thereby and all common-law rights related thereto, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or any other country or any political subdivision thereof, including, without limitation, with respect to United States Trademarks, any of the foregoing of Grantors referred to in Schedule A to each short-form trademark security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j) to the extent filed in the United States and (ii) the right to obtain all renewals thereof.
1.2    Other Definitional Provisions.
(a)    The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.	GUARANTEE
2.1    Guarantee.
(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent, and the other Secured Parties, the prompt and complete payment when due and performance by the Borrower and each other Guarantor (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)    Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.
(d)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement, the Borrower may be free from any Borrower Credit Agreement Obligations; provided, that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
(e)    No payment (other than payment in full (other than with respect to contingent or indemnification obligations not then due)) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated; provided, that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
2.2    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower and the other Guarantors on account of the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of such Secured Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
2.4    Amendments, etc. with respect to the Secured Obligations. To the maximum extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, and in each case any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or all Lenders, or all Lenders directly and adversely affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the

Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5    Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations. Each Guarantor understands and agrees, to the maximum extent permitted by applicable law, that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collectability without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Credit Agreement Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7    Payments. (a) Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent at the Funding Office, in each case without set-off or counterclaim.
(b)    For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as the case may be.

SECTION 3.	GRANT OF SECURITY INTEREST
3.1    Grant of Security Interests. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 8.15 and subject to the proviso to this Section 3.1, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:
(a)    all Accounts, including all Receivables;
(b)    all Cash Equivalents and Deposit Accounts;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims described on Schedule 5 (as such schedule may be supplemented from time to time pursuant to Section 6.2(b) of the Credit Agreement);
(e)    all Documents;
(f)    all Equipment;
(g)    all Fixtures;
(h)    all General Intangibles, including contract rights;
(i)    all Instruments, except to the extent constituting Pledged Notes (or which would constitute Pledged Notes but for the de minimis threshold contained in the definition thereof);
(j)    all Intellectual Property (including all Copyright Licenses, Patent Licenses and Trademark Licenses);
(k)    all Inventory;
(l)    all Investment Property;
(m)    all Letter-of-Credit Rights;
(n)    all Money;
(o)    all Pledged Securities;
(p)    all other Goods;
(q)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(r)    to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, the security interest granted hereunder shall not cover, and the term “Collateral” shall not include, (i) Excluded Accounts or (ii) any Excluded Collateral.
3.2    Conflicts.
(a)    In the event of any conflict between the terms of the Credit Agreement and this Agreement, the terms of the Credit Agreement shall govern and control. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with the Credit Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.
(b)    Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement are subject to the provisions of the Intercreditor Agreements (including, for the avoidance of doubt, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement) and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds of any Collateral are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement, as applicable, shall govern and control as among the Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

SECTION 4.	REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Guarantor and each Grantor hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:
4.1    Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 4.21, 4.23 and 4.24 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the use of the proceeds of any Loans by any Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.
4.2    Title; No Other Liens. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents. Except as permitted by the Loan Documents, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Grantor.
4.3    [Reserved].
4.4    Names; Jurisdiction of Organization.
(a)    On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 3.
(b)    When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate) the Collateral Agent shall have a fully perfected first priority Lien (or, with respect to the ABL Facility First Priority Collateral, a fully perfected second priority Lien) on, and security interest in, all right, title and interest of such Grantor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate)).
4.5    Pledged Securities.
(a)    On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:
(i)    with respect to any such shares of Pledged Stock issued by the Borrower and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(ii)    constitute (A) in the case of any such shares of a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), all the issued and outstanding shares of all classes of the Capital Stock of each such Issuer directly owned by such Grantor and (B) in the case of any such Pledged Stock constituting Capital Stock of any class of any first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company, 65% of the outstanding voting Capital Stock of such class and all the non-voting Capital Stock of such class of each relevant Issuer owned directly by such Grantor.
(b)    Such Grantor is the record and beneficial owner of the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the Credit Agreement and subject to any transfers made in compliance with the Loan Documents.
4.6    Intellectual Property.
(a)    Schedule A to each short-form copyright security agreement, each short-form trademark security agreement and each short-form patent security agreement delivered by a Grantor on the date hereof pursuant to Section 5.5(i), lists all United States Copyright registrations, United States Trademark applications and registrations, United States issued Patents and pending Patent applications of such Grantor on the date hereof, respectively.
(b)    On the date hereof, to the knowledge of such Grantor, all Material Intellectual Property of such Grantor, is subsisting, valid, unexpired (in the case of any registered Material Intellectual Property) and enforceable, and has not been abandoned.
(c)    On the date hereof, no outstanding holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or impair the validity of, or such Grantor’s rights in, any Material Intellectual Property.
(d)    Except as any such infringement, misappropriation, dilution or violation that could not be reasonably be expected to adversely affect the net revenues of the Borrower and its Subsidiaries, taken as a whole, by $10,000,000 or more in the aggregate, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the use of the Material Intellectual Property in the business of such Grantor, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Intellectual Property owned by or exclusively licensed to such Grantor, except as would not reasonably be expected to have a Material Adverse Effect.

4.7    Commercial Tort Claims. Schedule 5 sets forth a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor as of the date hereof, seeking damages in an amount reasonably estimated to exceed $10,000,000, including a summary description of such claim.

SECTION 5.	COVENANTS
Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, subject to Section 8.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated:
5.1    Covenants in Credit Agreement. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.
5.2    Investment Property.
(a)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 with respect to the Pledged Securities issued by it.
(b)    To the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the applicable collateral agent under the Pari Passu Intercreditor Agreement (or, prior to the Discharge of ABL Priority Claims and with respect to the ABL Facility First Priority Collateral, to the ABL Collateral Agent, as gratuitous bailee) together with stock powers or indorsements thereof.

5.3    [Reserved].
5.4    Perfection Exclusions. Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties (i) with respect to notices required to be sent to account debtors or other contractual third-parties prior to the occurrence and absent the continuance of an Event of Default, (ii) under the laws of any jurisdiction outside the United States, (iii) with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts or other bank accounts, but excluding Pledged Securities), other than any actions required pursuant to Section 6.5 or (iv) with respect to Letter-of-Credit Rights and Commercial Tort Claims (except to the extent perfected automatically or through the filing of Uniform Commercial Code financing statements).
5.5    Intellectual Property.
(a)    For each Trademark that is Material Intellectual Property, such Grantor shall (i) subject to Section 5.5(k), continue to use such Trademark in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used (unless, in such Grantor’s reasonable good faith judgment, there is a reasonable and valid business reason for discontinuing use of such Trademark with respect to any such class of goods), free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends, in each case, as required by applicable Requirements of Law, except as would not reasonably be expected to have a material adverse effect on the value of such Trademark and any Proceeds therefrom, (iii) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain perfected security interests in such mark pursuant to this Agreement and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any other act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.
(b)    Such Grantor shall not knowingly do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.
(c)    Such Grantor shall not knowingly do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.
(d)    Such Grantor shall not knowingly do any act, or omit to do any act, which would substantially increase the risk of any trade secret that is Material Intellectual Property becoming publicly available or otherwise unprotectable; provided, however, that execution and delivery of any agreement related to such trade secret subject to customary and reasonable confidentiality provisions shall not constitute a breach of this subsection (d).
(e)    Such Grantor shall not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person, except as would not reasonably be expected to have a Material Adverse Effect.
(f)    Such Grantor shall notify the Collateral Agent as promptly as reasonably practicable if it knows, after due inquiry, that (i) any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any materially adverse determination or development related to such application or registration (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office or any court or tribunal in any country, but excluding any ordinary course office actions) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same or (ii) any action or proceeding, to the extent such action is not dismissed within thirty (30) days, that seeks to limit or cancel, or challenge the validity of, any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened.
(g)    Such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability, and to the extent as may be appropriate in its reasonable judgment under the circumstances, filing opposition and interference and cancellation proceedings.
(h)    In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, which event could reasonably be expected to adversely affect the net revenues of the Borrower and its Subsidiaries, taken as a whole, by more than $10,000,000 in the aggregate, such Grantor shall notify the Collateral Agent as promptly as reasonably practicable after such Grantor has knowledge thereof. Such Grantor shall take appropriate action in its reasonable judgment in response to such infringement, misappropriation or dilution, including bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation or dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.
(i)    In accordance with Section 5.1(h) of the Credit Agreement, on the date hereof such Grantor shall execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex II (Form of Copyright Security Agreement) covering the United States Copyrights included in the Collateral, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex III (Form of Patent Security Agreement) covering the United States Patents included in the Collateral, and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex IV (Form of Trademark Security Agreement) covering the United States Trademarks included in the Collateral. In accordance with and at the times specified in Section 5.5(j) below, such Grantor shall execute and deliver, as applicable, such short form security agreements with respect to After-Acquired Intellectual Property (as defined below).
(j)    Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any Intellectual Property issued by, registered in or applied for in the United States Patent and Trademark Office or the United States Copyright Office, (ii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application owned by such Grantor (the items in clauses (i), (ii) and (iii), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 3 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Grantor shall, concurrent with the delivery of the financial statements pursuant to Section 6.1(a) and Section 6.1(b) (to the extent relating to the second quarterly period of the relevant fiscal year of the Borrower) of the Credit Agreement and otherwise as requested by the Collateral Agent at the direction of the Required Lenders, give written notice thereof to the Collateral Agent in accordance herewith, and shall provide the Collateral Agent promptly with a new or amended schedule substantially in the form of, or containing substantially the same information as, Schedule A to the applicable form of short-form security agreement attached hereto as Annex II, III or IV, as applicable, and promptly take the actions specified in Section 5.5(i) with respect thereto.
(k)    Notwithstanding anything to the contrary in this Section 5.5, (i) the Grantor shall have the right to license its Patents, Trademarks and Copyrights in accordance with the Credit Agreement and (ii) no Grantor shall be prohibited from causing or permitting the expiration, abandonment or invalidation of any of the Intellectual Property (other than Material Intellectual Property) or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property (other than Material Intellectual Property), if, in such Grantor’s reasonable good faith judgment, there is a reasonable and valid business reason for taking or omitting to take any of the foregoing actions.

SECTION 6.	REMEDIAL PROVISIONS
6.1    Certain Matters Relating to Receivables.
(a)    The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in respect thereof and exercise each right it may have under any Receivable and any such Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent, at the direction of the Required Lenders, may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, at the direction of the Required Lenders, at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall promptly (and, in any event, within two (2) Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.6, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.
6.2    Communications with Obligors; Grantors Remain Liable.
(a)    The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement communicate with obligors under the Receivables to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.
(b)    The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement notify, or require any Grantor to so notify within a reasonable period thereafter, the Account Debtor or counterparty on any Receivable of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify within a reasonable period thereafter, the Account Debtor or counterparty to make all payments under the Receivable directly to the Collateral Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3    Pledged Securities.
(a)    Unless an Event of Default shall have occurred and be continuing and the Collateral Agent, at the direction of the Required Lenders, shall have given notice to the relevant

Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same; provided, further, that the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 6.3(a). For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Securities shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Credit Agreement and the other Loan Documents.
(b)    If an Event of Default shall occur and be continuing and the Collateral Agent, at the direction of the Required Lenders, shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under clause (i) or (ii) of Section 8.1(f) of the Credit Agreement shall have occurred and be continuing) and subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the ABL Facility Loan Documents and the ABL Intercreditor Agreement, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.6; provided that after all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of sub-clause (i) of Section 6.3(a) above and that remain, and (ii) the Collateral Agent shall have the right to cause any or all of the Pledged Securities to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion at the direction of the Required Lenders any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral

Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Grantors shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 6.3(a) above and the obligations of the Collateral Agent under the second proviso in Section 6.3(a) shall be in effect.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent (or the ABL Collateral Agent, as the case may be) in writing without the consent of such Grantor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the ABL Facility Loan Documents and the ABL Intercreditor Agreement.
6.4    Intellectual Property.
(a)    Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, an irrevocable (during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies), non‑exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject in the case of Trademarks to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any Intellectual Property now owned or held or hereafter acquired or held by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (to the extent permitted by and subject to any applicable underlying license agreements); provided that such non-exclusive license shall be subject to and shall not violate any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein or would not be prohibited by any Requirement of Law of a Governmental Authority. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent during the continuation of an Event of Default in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
(b)    Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the Credit Agreement that limit the rights of the Grantors to dispose of their property and subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the reasonable request of the respective Grantor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific Intellectual Property) or to evidence any termination referred to in the next sentence. Further, upon the payment in full in cash of all of the Secured Obligations (other than contingent or indemnification obligations not then due) and cancellation or termination of all Commitments or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (a) immediately above shall automatically terminate. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (b).

6.5    Proceeds to be Turned Over To Collateral Agent. Subject to the terms of the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the ABL Facility Loan Documents, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.
6.6    Application of Proceeds. Subject to the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, subject to the terms of any Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations, and shall make any such application in the following order:
First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;
Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of such Secured Obligations then due and owing and remaining unpaid to each of them;
Third, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the

Commitments shall have been terminated, to the ABL Collateral Agent, in accordance with the ABL Intercreditor Agreement; and
Fourth, any remaining balance after the application in full pursuant to clause Fourth above, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.

6.7    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the Credit Agreement) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. Notwithstanding the foregoing, the Collateral Agent shall give each applicable Grantor not less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any remedies provided in this Section 6.7 shall be subject to the ABL Intercreditor Agreement.
6.8    Sale of Pledged Stock.
(a)    Subject in all respects to Section 10.14 of the Credit Agreement, the Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Stock to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Stock, in each case provided that the Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Stock and the recipient is informed of the confidential nature of the information.
(b)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.9    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7.	THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property owned by such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)    (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine at the direction of the Required Lenders; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at the direction of the Required Lenders, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
(d)    The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and The Collateral

Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the Credit Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that permitted successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Intercreditor Agreements, the Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to the Loan Documents or applicable laws.

7.2    Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

7.3    Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (including fixture filings with respect to any Fixtures related to Material Real Property, if any, and amendments) without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything else herein, the Collateral Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents, all of which shall be the obligation of Borrower.
7.4    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.	MISCELLANEOUS
8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
8.2    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement.

8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4    Enforcement Expenses; Indemnification.
(a)    Each Guarantor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.
(b)    The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and, the other Loan Documents.

8.5    Successors and Assigns. Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the Credit Agreement.
8.6    Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor, provided that, if such Secured Party is a Lender, it complies with Section 10.7 of the Credit Agreement. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.
8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.
8.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
8.12    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;
(b)    consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor or such Guarantor, as the case may be, at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the Credit Agreement).

Each Non-US Guarantor hereby irrevocably and unconditionally appoints the Borrower as its agent to receive on behalf of such Non-US Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York state or federal court. In any such action or proceeding in such New York state or federal court sitting in the City of New York, such service may be made on such Non-US Guarantor by delivering a copy of such process to such Non-US Guarantor in care of the Borrower at the Borrower’s address listed in Section 10.2 of the Credit Agreement (or at such other address as may be notified by the Borrower pursuant to such Section 10.2) and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Non-US Guarantor (such service to be effective upon such receipt by the Borrower and the depositing of such process in the mails as aforesaid). Each Non-US Guarantor hereby irrevocably and unconditionally authorizes and directs the Borrower to accept such service on its behalf. Each Non-US Guarantor hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
8.13    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.

8.14    Additional Guarantors and Grantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto or such other form reasonably acceptable to the Collateral Agent and the Borrower.
8.15    Releases.
(a)    Pursuant to Section 10.15 of the Credit Agreement or at such time as the Secured Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    Pursuant to Section 10.15 of the Credit Agreement or if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party, in each case, in a transaction permitted by the Credit Agreement), then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral, including, for the avoidance of doubt, notices of termination of the assignment and other related documents with respect to any Property for which an assignment has been made pursuant to any of the Loan Documents which is being sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement. A Guarantor shall be automatically released from its obligations hereunder (i) in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, (ii) upon the designation of such Guarantor as an Unrestricted Subsidiary as permitted under the Credit Agreement or (iii) upon such Guarantor becoming an Excluded Subsidiary or ceasing to be a Subsidiary, in each case in accordance with the terms of the Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.

(c)    Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.
8.16    WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.
8.17    Delegation by each Non-US Guarantor. Each Non-US Guarantor hereby irrevocably designates and appoints the Borrower as the agent of such Non-US Guarantor under this ABL Guarantee and Collateral Agreement, the Credit Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to such Non-US Guarantor pursuant to the terms of this Agreement, the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each Non-US Guarantor hereby irrevocably grants to the Borrower such Non-US Guarantor’s power-of attorney, and hereby authorizes the Borrower, to act in place of such Non-US Guarantor with respect to matters delegated to such Non-US Guarantor pursuant to the terms of this Agreement, the Credit Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. Each Non-US Guarantor hereby further acknowledges and agrees that the Borrower shall receive all notices to such Non-US Guarantor for all purposes of this Agreement, the Credit Agreement and the other Loan Documents. The Borrower hereby agrees to provide prompt notice to such Non-US Guarantor of any notices received and all action taken by the Borrower under this Agreement, the Credit Agreement and the other Loan Documents on behalf of such Non-US Guarantor.
8.18    Judgment Currency. The Obligations of each Guarantor due to any party hereto in Dollars or any holder of any Obligation which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Obligations (as the case may be), such party or such holder (as the case may be), agrees to remit to such Guarantor, such excess.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
REVLON CONSUMER PRODUCTS CORPORATION,
as Grantor

By:	_/s/Michael T. Sheehan_______________ Name: Michael T. Sheehan Title: Senior Vice President, Deputy General Counsel and Secretary

[Signature Page for Guarantee and Collateral Agreement]

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN (UK) LTD
ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON CANADA, INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.
each as Grantor and Guarantor

By:	_/s/Michael T. Sheehan_______________ Name: Michael T. Sheehan Title: Vice President and Secretary

[Signature Page for Guarantee and Collateral Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/Meghan H. McCauley_________ Name: Meghan H. McCauley Title: Vice President

[Signature Page for Guarantee and Collateral Agreement]

Schedule 2

INVESTMENT PROPERTY

Pledged Stock

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon Consumer Products Corporation	Elizabeth Arden, Inc.	Florida	1,000	1,000	100%	1
Revlon Consumer Products Corporation	Revlon Offshore Limited	Bermuda	8,582	13,005	66%	63
Revlon Consumer Products Corporation	Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Delaware	246,100	246,100	100%	3
Revlon Consumer Products Corporation	Almay, Inc.	Delaware	1,000	1,000	100%	1
Revlon Consumer Products Corporation	Charles Revson Inc.	New York	5	5	100%	2
Revlon Consumer Products Corporation	CUTEX, INC.	New York	100	100	100%	1
Revlon Consumer Products Corporation	North America Revsale Inc.	New York	10	10	100%	2
Revlon Consumer Products Corporation	OPP Products, Inc.	Delaware	1,000	1,000	100%	1
Revlon Consumer Products Corporation	PPI Two Corporation	Delaware	1	1	100%	6
Revlon Consumer Products Corporation	REVLON DEVELOPMENT CORP.	Delaware	1,000	1,000	100%	1

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon Consumer Products Corporation	Revlon Government Sales, Inc.	Delaware	10	10	100%	3
Revlon Consumer Products Corporation	Revlon International Corporation	Delaware	2,400	2,400	100%	4
Revlon Consumer Products Corporation	RIROS Corporation	New York	10	10	100%	1
Revlon Consumer Products Corporation	Revlon Professional Holding Company LLC	Delaware	1,000 Class A Units	1,000 Class A Units	100%	Uncertificated
			300 Class C Units	1,000 Class C Units
Revlon Consumer Products Corporation	Beautyge Participations, S.L.	Spain	1,100	1,667	66%	Uncertificated
Revlon Consumer Products Corporation	Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	66	100	66%	Uncertificated
Beautyge Brands USA, Inc.	American Crew Dominicana, S.R.L.	Dominican Republic	0%	1,000	0%	N/A
Beautyge Brands USA, Inc.	Beautyge I	Cayman Islands	66	100	66%	Uncertificated
Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Roux Laboratories, Inc.	New York	100	100	100%	10
OPP Products, Inc.	Bari Cosmetics, Ltd. (f/k/a BC Products Inc.)	Delaware	1,000	1,000	100%	1
OPP Products, Inc.	SinfulColors Inc.	Delaware	1,000	1,000	100%	1
Revlon International Corporation	Europeenne de Produits de Beaute	France	70,785	107,250	66%	Uncertificated
Revlon International Corporation	REVLON BEAUTY PRODUCTS, S.L.	Spain	4,305	6,523	66%	Uncertificated

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Revlon New Zealand Limited	New Zealand	33,000	50,000	66%	1
Revlon Consumer Products Corporation	Revlon New Zealand Limited	New Zealand	0	50,000	—%	N/A
Revlon International Corporation	Revlon (Hong Kong) Limited	Hong Kong	660	1,000	66%	11
Revlon International Corporation	Revlon B.V.	Netherlands	165	250	66%	Uncertificated
Revlon International Corporation	Revlon (Puerto Rico) Inc.	Puerto Rico	33,000	50,000	66%	3
Revlon Consumer Products Corporation	Revlon, S.A. de C.V.	Mexico	0	520,500,211	—%	N/A
Revlon International Corporation	Revlon, S.A. de C.V.	Mexico	71,958,599	520,500,211	66%	21 C.F.
			194,470,458			1 C.V.
			32,343,598			4 C.V.
			5,311,598			5 C.V.
			17,665,692			7 C.V.
			21,780,182			9 C.V.

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Revlon K.K.	Japan	10,000	148,880	66%	510-1
			10,000			510-2
			10,000			510-3
			1,000			510-6
			1,000			510-7
			1,000			510-8
			6,600			511
			32,260			513
			19,800			515
			6,600			517
Revlon International Corporation	Revlon (Suisse) S.A.	Switzerland	66	100	66%	1
Revlon International Corporation	Revlon China Holdings Limited	Cayman Islands	66	100	66%	5
Revlon International Corporation	New Revlon Argentina, S.A.	Argentina	5,551,492	9,345,947	66%	21
Revlon International Corporation	Revlon Overseas Corporation, C.A.	Venezuela	34,857	52,813	66%	1
RIROS Corporation	RIROS Group Inc.	Delaware	1,000	1,000	100%	1
Revlon International Corporation	Revlon Mauritius Limited	Mauritius	16,499	25,100	66%	5
Revlon International Corporation	Revlon LTDA.	Brazil	660	1,000	66%	Uncertificated
Revlon International Corporation	RML, LLC	Delaware	66 membership units	100	66%	Uncertificated
Revlon International Corporation	Revlon Canada Inc.	Canada	660,000	1,000,011	100%	C-1
			340,011			C-2
Revlon International Corporation	Revlon (Israel) Limited	Israel	0	9,570,890,005	—%	N/A

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	RML Holdings L.P.	Bermuda	7,840 common units	12,000	66%	Uncertificated
Roux Laboratories, Inc.	ART & SCIENCE, LTD.	Illinois	1,200	1,200	100%	9
Roux Laboratories, Inc.	Beautyge Brands USA, Inc.	Delaware	100	100	100%	6
Roux Laboratories, Inc.	CREATIVE NAIL DESIGN, INC.	California	100	100	100%	78
Roux Laboratories, Inc.	Realistic Roux Professional Products Inc.	Delaware	1,000	1,000	100%	1
Roux Laboratories, Inc.	Roux Properties Jacksonville, LLC	Florida	100	100	100%	1
Roux Laboratories, Inc.	Beautyge Professional Limited (f/k/a Colomer Professional Limited)	Ireland	156,420	237,000	66%	1A
Roux Laboratories, Inc.	Beautyge Mexico, S.A. de C.V. (Colomer Mexico S.A. de C.V.)	Mexico	95,040 fixed shares	144,000	66%	CF-3
			364,824,372 variable shares	1,583,433,120	66%	CV-6
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	DF Enterprises, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	FD Management, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc.	RDEN Management, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	Elizabeth Arden International Holding, Inc.	Delaware	100	100	100%	1

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Elizabeth Arden, Inc.	Elizabeth Arden Travel Retail, Inc.	Delaware	100	100	100%	2
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	Elizabeth Arden (Financing), Inc.	Delaware	100	100	100%	1
Elizabeth Arden International Holding, Inc.	Elizabeth Arden (Canada) Limited	Canada	651,579 Common Shares	987,241 Common Shares	100%	5
			335,662 Common Shares			6
			4,000,000 Preferred Shares	4,000,000 Preferred Shares	100%	RP-1
Elizabeth Arden International Holding, Inc.	Elizabeth Arden Korea Yuhab Hoesa	Korea	(all of its 3.2% interest)	7,800 Units of 10,000 Won per unit	3.2%	N/A
Elizabeth Arden International Holding, Inc.	Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	66	100	66%	5
Elizabeth Arden International Holding, Inc.	Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	66	100	66%	1
Elizabeth Arden, Inc.	Elizabeth Arden Investments, LLC	Delaware	N/A	N/A	100%	Uncertificated
Elizabeth Arden, Inc.	Elizabeth Arden NM, LLC	Delaware	N/A	N/A	100%	Uncertificated
Elizabeth Arden, Inc.	Elizabeth Arden USC, LLC	Delaware	N/A	N/A	100%	Uncertificated

Pledged Notes

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date
Revlon Consumer Products Corporation	Revlon K.K.	JPY 6,906,485,949	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Revlon B.V.	$0	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Revlon International Corporation – UK Branch	GBP 44,164,445	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Revlon Canada Inc.	CAD (6,050,181)	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Beautyge, SL (f/k/a Colomer Beauty & Professional Products S.L.)	$(10,693,502)	January 31, 2020
Revlon Consumer Products Corporation	Beautyge Mexico, S.A. de C.V.	$5,274,415	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Elizabeth Arden (Canada) Limited	$(11,166,538)	January 31, 2020 (annual evergreen)
Revlon International Corporation	Revlon K.K.	$6,876,466	January 31, 2020 (annual evergreen)
Elizabeth Arden (Financing), Inc.	DF Enterprises, Inc.	$44,070,755.00	N/A
Elizabeth Arden (Financing), Inc.	FD Management, Inc.	$60,743,560	N/A
Elizabeth Arden International Holding, Inc.	Elizabeth Arden, Inc.	$42,000,000.00	On Demand
RDEN Management, Inc.	Elizabeth Arden, Inc.	$1,405,713	N/A

Schedule 3

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon Consumer Products Corporation	Delaware	2295691	Delaware
Almay, Inc.	Delaware	2342351	Delaware
ART & SCIENCE, LTD.	Illinois	60007195	Illinois
BARI COSMETICS, LTD.	Delaware	5168808	Delaware
Beautyge Brands USA, Inc.	Delaware	2603311	Delaware
Beautyge U.S.A., Inc.	Delaware	3171094	Delaware
Charles Revson Inc.	New York	N/A	New York
CREATIVE NAIL DESIGN, INC.	California	C0940215	California
Cutex, Inc.	Delaware	6244704	Delaware
North America Revsale Inc.	New York	N/A	New York
OPP Products, Inc.	Delaware	4910314	Delaware
Realistic Roux Professional Products Inc.	Delaware	5617286	Delaware
REVLON DEVELOPMENT CORP.	Delaware	3587016	Delaware
Revlon Government Sales, Inc.	Delaware	837723	Delaware
Revlon International Corporation	Delaware	600924	Delaware
Revlon Professional Holding Company LLC	Delaware	3181183	Delaware
RIROS Corporation	New York	N/A	New York
RIROS Group Inc.	Delaware	2973389	Delaware
Roux Laboratories, Inc.	New York	57575	New York
Roux Properties Jacksonville, LLC	Florida	L13000131517	Florida

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
SinfulColors Inc.	Delaware	4910310	Delaware
DF Enterprises, Inc.	Delaware	3262187	Delaware
Elizabeth Arden (Financing), Inc.	Delaware	3486941	Delaware
Elizabeth Arden, Inc.	Florida	240627	Florida
Elizabeth Arden International Holding, Inc.	Delaware	3318007	Delaware
Elizabeth Arden Travel Retail, Inc.	Delaware	3408252	Delaware
FD Management, Inc.	Delaware	3262182	Delaware
RDEN Management, Inc.	Delaware	3486960	Delaware
Elizabeth Arden Investments, LLC	Delaware	5204912	Delaware
Elizabeth Arden NM, LLC	Delaware	5363961	Delaware
Elizabeth Arden USC, LLC	Delaware	5358674	Delaware

Schedule 5

COMMERCIAL TORT CLAIMS

None

Annex I to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of __________ __, 20__, made by ______________________________ (the “Additional Grantor”), in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities from time to time parties to the Credit Agreement (the “Lenders”) and Wilmington Trust, National Association, as Collateral Agent and Administrative Agent, have entered into that certain Term Credit Agreement, dated as of August 6, 2019 (as amended, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Term Loan Guarantee and Collateral Agreement, dated as of August 6, 2019 (as amended, waived, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of itself and the other Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex I hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR],
as Grantor and Guarantor

By:	Name: Title:

2

Annex I to
Assumption Agreement
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 5

Annex II to
Guarantee and Collateral Agreement
FORM OF COPYRIGHT SECURITY AGREEMENT
This COPYRIGHT SECURITY AGREEMENT, dated as of [ ˜ ] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.
WHEREAS, pursuant to that certain Term Credit Agreement dated as of August 6, 2019 by and among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein, to the Borrower;
WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the Credit Agreement, the Grantors entered into the Term Loan Guarantee and Collateral Agreement dated as of August 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and
WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Copyright Office.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:
SECTION 1.    Defined Terms
Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.
SECTION 2.    Grant of Security Interest
Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:
(a)    all copyrights, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, those United States registrations, recordings, supplemental registrations and pending applications listed in Schedule A attached hereto, (ii) the right to obtain renewals thereof, (iii) all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (iii) all other rights priorities and privileges relating thereto.
SECTION 3.    Security Agreement
The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.
SECTION 4.    Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 5.    Counterparts
This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR],
as Grantor

By:	Name: Title:
[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent
By:
Name:
Title:

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date

Annex III to
Guarantee and Collateral Agreement
FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [●] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.
WHEREAS, pursuant to that certain Term Credit Agreement dated as of August 6, 2019 by and among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein, to the Borrower;
WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the Credit Agreement, the Grantors entered into the Term Loan Guarantee and Collateral Agreement dated as of August 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and
WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:
SECTION. 1. Defined Terms
Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.
SECTION 2. Grant of Security Interest
Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:
(i) all letters patent and all applications for the issuance thereof, including, without limitation, those United States patents and patent applications listed in Schedule A attached hereto (ii) all continuations, divisions, continuations-in-part or renewals thereof, (iii) all rights to obtain any reissues or extensions of the foregoing, (iv) all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (v) all other rights priorities and privileges relating thereto.
SECTION 3.    Security Agreement
The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.
SECTION 4.    Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 5.    Counterparts
This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR],
as Grantor

By:	Name: Title:
[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent
By:
Name:
Title:

SCHEDULE A
to
PATENT SECURITY AGREEMENT

UNITED STATES PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Annex IV to
Guarantee and Collateral Agreement
FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [●] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.
WHEREAS, pursuant to that certain Term Credit Agreement dated as of August 6, 2019 by and among Revlon Consumer Products Corporation, a Delaware corporation (the “Borrower”), Revlon, Inc., a Delaware corporation (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein, to the Borrower;
WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the Credit Agreement, the Grantors entered into the Term Loan Guarantee and Collateral Agreement dated as of August 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and
WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:
SECTION 1.    Defined Terms
Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.
SECTION 2.    Grant of Security Interest in Trademark Collateral
SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:
(i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, service marks, logos and other source or business identifiers, designs and general intangibles of like nature, (ii) all goodwill associated therewith or symbolized thereby and all common-law rights related thereto, (iii) all registrations and recordings thereof, and all applications in connection therewith including, without limitation, the United States registrations and applications listed in Schedule A attached hereto, (iv) the right to obtain all renewals thereof, (v) all rights to sue at law or in equity for any infringement, dilution or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (vi) all other rights priorities and privileges relating thereto.
SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.
SECTION 3.    Security Agreement
The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.
SECTION 4.    Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.    Counterparts
This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR],
as Grantor

By:	Name: Title:

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent
By:
Name:
Title:

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date